intersil

WELCOME TO THE INTERSIL STOCK OPTION EXCHANGE PROGRAM WEBSITE

Click on the links below to view details of the Intersil Stock Option Exchange Program:

- Offer to Exchange Document
- Supplemental FAQ
- Additional Terms of Election

If you are an Intersil stock option holder eligible to participate, please click the "Continue" button to log in.

Continue

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

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The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)

Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail on October 7, 2009. Please do not enter spaces.

If you do not have your PIN, please contact the BNY Mellon Shareowner Services Customer Service Center at the numbers below.

Continue

Click on the following links to view details of the Exchange Program:

- Offer to Exchange Document
- Supplemental FAQ
- Additional Terms of Election

The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)

intersil.

Current Date
10/02/2009

Employee Number

Name and Address
First Last
Add1
Add2
Add3
City, State Zip

Hello First, below are your current outstanding eligible stock option grants. Please make your exchange selection by clicking the "Exchange" or "Do Not Exchange" button for EACH eligible grant and then click "Submit." If you do not make an election to "exchange" or "not exchange" with respect to EACH of your eligible grants, your entire election will not be accepted.

[Analysis Tool] Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible grants.

Option Grant #	Grant Date (MM/DD/YYYY)	Eligible Options			Exercise Price	Expiration Date	Ratio	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant	Post Exchange Vesting Period
		Vested	Unvested	Total						
									○ Exchange ○ Do Not Exchange	

You acknowledge that: (1) the Stock Option Exchange Program is a discretionary program established by Intersil and may be suspended, modified or terminated by Intersil at any time, as provided in the Offer to Exchange document; and (2) the new stock options to be granted under the Stock Option Exchange Program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits. By clicking below, you agree to the terms and conditions of this Stock Option Exchange Program, as described in the Offer to Exchange document. By clicking below, you also agree to the terms contained in the Additional Terms of Election document.

[Submit]

Click on the following links to view details of the Exchange Program:

- Offer to Exchange Document
- Supplemental FAQ
- Additional Terms of Election

The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)

intersil.

MODEL / DECISION TOOL

Current Date
10/02/2009

Employee Number

Name and Address
First Last
Add1
Add2
Add3
City, State Zip

This tool is designed to help you decide if you want to participate in this program. Click the "Update" button after you have entered any new prices to see the revised potential gains.

Insert Assumed Future Stock Price **Insert Assumed New Grant Strike Price**

Update **Updates the chart to compare what the potential gains could be on your original grants versus the new grants.**

Option Grant #	Grant Date	Vested Options	Unvested Options	Total Options	Exercise Price	Expiration Date	Assumed Gain on Options Outstanding	Ratio	New Grant if Options Outstanding Exchanged	Assumed Gain on New Grant	Break Even Price



03-Apr-06
$10,656
$20,500
$0
$4,000
$8,000
$12,000
$16,000
$20,000
$24,000
$28,000
$32,000

Assumed Gain on New Grant Assumed Gain on Options Outstainding

Return **Return to the Stock Option Exchange Election Form**

The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)

intersil

ELECTION CONFIRMATION

Current Date
10/02/2009

Employee Number

Name and Address
First Last
Add1
Add2
Add3
City, State Zip

Confirmation#

Please print this page for your records. Please note, you may re-enter this website to view and/or change your election(s) at any time before the Stock Option Exchange Program expires. Please be advised, however, that you CANNOT change your election(s) after the Stock Option Exchange Program expires.

New stock option grants will be viewable on the E*TRADE website after the Stock Option Exchange Program has expired.

Option Grant #	Grant Date (MM/DD/YYYY)	Eligible Options			Exercise Price	Expiration Date	Ratio	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant	Post Exchange Vesting Period
		Vested	Unvested	Total						

Log Out

Click on the following links to view details of the Exchange Program:

- Offer to Exchange Document
- Supplemental FAQ
- Additional Terms of Election

The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)

intersil

ELECTION SUMMARY / CHANGE OF ELECTION (WITHDRAWAL) FORM

Current Date
10/02/2009

Employee Number

Name and Address
First Last
Add1
Add2
Add3
City, State Zip

Confirmation#

Welcome back First. The election reflected below was submitted on 10/2/2009 2:52:18 PM. Click the "Exchange" or "Do not Exchange" button for each eligible grant you intend to update, and then click "Submit." If you would like to keep your current elections below, click on the "Log Out" button. Please note that only your most recent properly completed election on file with BNY Mellon as of the expiration of the Stock Option Exchange Program will be processed in accordance with the terms of the Stock Option Exchange Program – all other elections previously completed by you will be disregarded.

[Analysis Tool] Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible grants.

Option Grant #	Grant Date (MM/DD/YYYY)	Eligible Options			Exercise Price	Expiration Date	Ratio	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant	Post Exchange Vesting Period
		Vested	Unvested	Total						
									◉ Exchange ○ Do Not Exchange	

[Submit] [Log Out]

Click on the following links to view details of the Exchange Program:

- **Offer to Exchange Document**
- **Supplemental FAQ**
- **Additional Terms of Election**

The Intersil Stock Option Exchange Program expires at 5:00PM Eastern Standard Time, on November 5, 2009 (unless extended). If you have questions, contact BNY Mellon Call Center, Monday 12AM Eastern through Friday 11:59PM Eastern at:

866-284-5699 (From within the U.S.)
201-680-6579 (From outside the U.S.)